Exhibit 10.1

EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT made as of 12/31/2010, between China Ruitai International Holdings Co., Ltd, a Delaware corporation, having an office at Wenyang Town, Feicheng City, Shandong, 271603 ,China (hereinafter referred to as “Employer” or “Company”) and Dianmin Ma, an individual residing at Wenyang Town, Feicheng City, Shandong, 271603, China. (hereinafter referred to as “Employee”)

WHEREAS, Employer employs Employee as the Chief Executive Officer of Employer; and

WHEREAS, Employee is willing to as the Chief Executive Officer of Employer in the manner provided for herein, and to perform the duties of the Chief Executive Officer of Employer upon the terms and conditions herein set forth;

NOW, THEREFORE, in consideration of the promises and mutual covenants herein set forth it is agreed as follows:

1.  Employment of Chief Executive Officer.

Employer hereby employs Employee as the Chief Executive Officer of Employer.

2.  Term.

Subject to Section 9 below and further subject to Section 2(b) below, the term of this Agreement shall end on 12/31/2013. Each 12 month period from January 1 through December 31 during the term hereof shall be referred to as an “Annual Period.” During the term hereof, Employee shall devote substantially all of his business time and efforts to Employer and its subsidiaries and affiliates.

3.  Duties.

The Employee shall perform those functions generally performed by persons of such title and position, shall attend all meetings of the stockholders and the Board, shall perform any and all related duties and shall have any and all powers as may be prescribed by resolution of the Board. Employee shall report directly and solely to the Board. The Employee shall perform faithfully and loyally and to the best of the Employee’s abilities the duties assigned to the Employee hereunder and shall devote the Employee’s full business time, attention and effort to the affairs of the Company.

4.  Compensation.

RMB 80,000 is for annual compensation in 12 equal installments.

5.  Expenses.

Employee shall be reimbursed for all of his actual out-of-pocket expenses incurred in the performance of his duties hereunder, provided such expenses are acceptable to Employer, which approval shall not be unreasonably withheld, for business related travel and entertainment expenses, and that Employee shall submit to Employer reasonably detailed receipts with respect thereto.

6.  Vacation.

Employee shall be entitled to receive two (2) weeks paid vacation time after each year of employment upon dates agreed upon by Employer. Upon separation of employment, for any reason, vacation time accrued and not used shall be paid at the salary rate of Employee in effect at the time of employment separation.

7.  Secrecy.

At no time shall Employee disclose to anyone any confidential or secret information (not already constituting information available to the public) concerning (a) internal affairs or proprietary business operations of Employer or (b) any trade secrets, new product developments, patents, programs or programming, especially unique processes or methods.

8.  Covenant Not to Compete.

Employee acknowledges and confirms that the Company is placing its confidence and trust in Employee. Accordingly, Employee covenants and agrees that he will not, during the term of his employment, and for a period of one (1) year thereafter, either directly or indirectly, engage in any business, either directly or indirectly (whether as a creditor, guarantor, financial backer, stockholder, director, officer, consultant, advisor, employee, member, inventor, producer, or otherwise), with or for any company, enterprise, institution, organization or other legal entity (whether a sole proprietorship, a corporation, a partnership, a limited liability company, an association, or otherwise, and whether or not for profit), which is in competition with the Cellulose Business (as defined herein) . As used in this Agreement, the term “Cellulose Business” shall mean cellulose producing, cellulose processing, cellulose trading and etc.

9.  Termination.

a.  Termination by Employer

(i) Employer may terminate this Agreement upon written notice for Cause. For purposes hereof, “Cause” shall mean (A) engaging by the Employee in conduct that constitutes activity in competition with Employer; (B) the conviction of Employee, for the commission of a felony; and/or (C) the habitual abuse of alcohol or controlled substances. Notwithstanding anything to the contrary in this Section 9(a) (i), Employer may not terminate Employee’s employment under this Agreement for Cause unless Employee shall have first received notice from the Board advising Employee of the specific acts or omissions alleged to constitute Cause, and such acts or omissions continue after Employee shall have had a reasonable opportunity (at least 10 days from the date Employee receives the notice from the Board) to correct the acts or omissions so complained of. In no event shall alleged incompetence of Employee in the performance of Employee’s duties be deemed grounds for termination for Cause.

(ii) Employer may terminate Employee’s employment under this Agreement if, as a result of any physical or mental disability, Employee shall fail or be unable to perform his duties under this Agreement for any consecutive period of 90 days during any twelve-month period.

b.  Termination by Employee

(i) Employee shall have the right to terminate his employment under this Agreement upon 30 days notice to Employer given within 90 days following the occurrence of any of the following events (A) through (D) .

(A) Employer acts to materially reduce Employee’s duties and responsibilities hereunder. Employee’s duties and responsibilities shall not be deemed materially reduced for purposes hereof solely by virtue of the fact that Employer is (or substantially all of its assets are) sold to, or is combined with, another entity, provided that Employee shall continue to have the same duties and responsibilities with respect to Employer’s interactive business, and Employee shall report directly to the chief executive officer and/or board of directors of the entity (or individual) that acquires Employer or its assets.

(B) A Material Reduction (as hereinafter defined) in Employee’s rate of base compensation, or Employee’s other benefits.  “Material Reduction” shall mean a ten percent (10%) differential;

(C) A failure by Employer to obtain the assumption of this Agreement by any successor;

(D) A material breach of this Agreement by Employer, which is not cured within thirty (30) days of written notice of such breach by Employer;

(ii) Anything herein to the contrary notwithstanding, Employee may terminate this Agreement upon thirty (30) days written notice.

10.  Arbitration.

Any controversies between Employer and Employee involving the construction or application of any of the terms, provisions or conditions of this Agreement, save and except for any breaches arising out of Sections 7 and 8 hereof, shall on the written request of either party served on the other be submitted to arbitration. Such arbitration shall comply with and be governed by the rules of the American Arbitration Association. An arbitration demand must be made within one (1) year of the date on which the party demanding arbitration first had notice of the existence of the claim to be arbitrated, or the right to arbitration along with such claim shall be considered to have been waived. An arbitrator shall be selected according to the procedures of the American Arbitration Association. The cost of arbitration shall be born by the losing party or in such proportions as the arbitrator shall decide. The arbitrator shall have no authority to add to, subtract from or otherwise modify the provisions of this Agreement, or to award punitive damages to either party.

11.  Attorneys Fees and Costs.

If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the . prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which he may be entitled.

12.  Entire Agreement; Survival.

This Agreement, contains the entire agreement between the parties with respect to the transactions contemplated herein and supersedes, any prior agreement or understanding between Employer and Employee with respect to Employee’s employment by Employer. The unenforceability of any provision of this Agreement shall not effect the enforceability of any other provision. This Agreement may not be amended except by an agreement in writing signed by the Employee and the Employer, or any waiver, change, discharge or modification as sought. Waiver of or failure to exercise any rights provided by this Agreement and in any respect shall not be deemed a waiver of any further or future rights.

The provisions of Sections 4, 7, 8, 9(a) (ii), 10, 11, 12, 14, 15, and 16 shall survive the termination of this Agreement.

13.  Assignment.

This Agreement shall not be assigned to other parties.

14.  Governing  Law.

This Agreement and all the amendments hereof, and waivers and consents with respect thereto shall be governed by the internal laws of the state of Delaware, without regard to the conflicts of laws principles thereof.

15.  Notices.

All notices, responses, demands or other communications under this Agreement shall be in ‘writing and shall be deemed to have been given when

a. delivered by hand;

b. sent be telex or telefax, (with receipt confirmed), provided that a copy is mailed by registered or certified mail, return receipt requested; or

c. received by the addressee as sent be express delivery service (receipt requested) in each case to the appropriate addresses, telex numbers and telefax numbers as the party may designate to itself by notice to the other parties:
(i)	if to the Employer: Wenyang Town, Feicheng City, Shandong, 271603 ,China
(ii)	if to the Employee: Wenyang Town, Feicheng City, Shandong, 271603 ,China

16.  Severability of Agreement.

Should any part of this Agreement for any reason be declared invalid by a court of competent jurisdiction, such decision shall not affect the validity of any remaining portion, which remaining provisions shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties that they would have executed the remaining portions of this Agreement without including any such part, parts or portions which may, for any reason, be hereafter declared invalid.

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IN WITNESS WHEREOF, the undersigned have executed this agreement as of the day and year first above written.

China Ruitai International Holdings Co., Ltd

By: /s/ Xinfu Lu
Name: Xinfu Lu
Title: President

Employee:

By: /s/ Dianmin Ma
Name: Dianmin Ma